UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 17, 2017
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FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(708) 407-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on May 16, 2017, the Company filed a Notification of Late Filing with the Securities and Exchange Commission (“SEC’) on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (its “Quarterly Report”).

As expected, the Company received a delinquency letter on May 17, 2017 from the Nasdaq Listing Qualifications staff in connection with its inability to timely file its Quarterly Report as required by Nasdaq Listing Rule 5250(c)(1). The notice indicated that the Nasdaq Hearings Panel (the "Panel") would consider the matter in connection with the Company’s continued listing and that the Company should present its views to the Panel in writing with respect to this additional deficiency no later than May 24, 2017; however, this delinquency was anticipated and factored into the Panel’s April 4, 2017 decision, as previously reported, granting the Company’s request for the continued listing of its common stock on The Nasdaq Stock Market (“Nasdaq”). That decision was subject to, among other things, the Company filing with the Securities and Exchange Commission (1) its Annual Report on Form 10-K for the year ended December 31, 2016 by May 26, 2017 (the “2016 Form 10-K”) and (2) its Quarterly Report by June 30, 2017.

On May 18, 2017, the Company issued a press release announcing the receipt of the deficiency letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated May 18, 2017.
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	Fenix Parts, Inc.
	By:	/s/ Kent Robertson
	Name:	Kent Robertson
	Title:	President and Chief Executive Officer